28 October 2025

Matter No. 1004141 / 111308880

+852 2842 9532 / 2842 9422

Wynne.Lau@conyers.com

Yvonne.Lee@conyers.com

TDE Group Limited

Cricket Square, Hutchins Drive

PO Box 2681, KY1-1111

Grand Cayman, Cayman Islands

Dear Sir/Madam,

Re: TDE Group Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on 29 August 2025, as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the prospectus (the “Prospectus”) to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of class A ordinary shares of par value US$0.0001 each of the Company (the “Class A Ordinary Shares”).

1.DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.the current memorandum and articles of association of the Company certified by the secretary of the Company on 20 October 2025;

1.2.the unanimous written resolutions of the directors of the Company dated 29 August 2025 and the unanimous written resolutions of the members of the Company dated 27 August 2025 (collectively, the “Resolutions”);

1.3.the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of the Class A Ordinary Shares (the “Listing M&A”);

Partners: Piers J. Alexander, Crystal C. Au•Yeung, Christopher w H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau. Wynne Lau, Ryan A, McConvey, Teresa r. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA I BRITISH VIRGIN ISLANDS I CAYMAN ISLANDS

1.4.a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 17 October 2025 (the “Certificate Date”); and

1.5.such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.ASSUMPTIONS

We have assumed:

2.1.the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.that the Listing M&A will become effective immediately prior to the closing of the Company’s initial public offering of the Class A Ordinary Shares;

2.6.that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7.that the Company will have sufficient authorised but unissued Class A Ordinary Shares in its share capital to effect the issue of any of the Class A Ordinary Shares at all relevant time;

2.8.that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.9.the validity and binding effect under the laws of the United States of America of the Registration Statement, that the Registration Statement will be duly filed with the Commission and that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

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4.OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date.  Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.The Company has taken all requisite corporate action to authorise the issuance of the Class A Ordinary Shares under the Registration Statement.

4.3.The Company has taken all corporate action required to authorise the allotment and issue of the Class A Ordinary Shares. When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.The statements under the caption “Material Tax Considerations – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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